EXHIBIT 1

JOINT FILING STATEMENT

I, the undersigned, hereby express my agreement that the attached Schedule 13D (and any amendments thereto) relating to the ownership by each of the undersigned of Ordinary Shares of Reebonz Holding Limited is filed on behalf of each of the undersigned.

Dated: March 4, 2019

GRANITE GLOBAL VENTURES III L.P.

GGV III ENTREPRENEURS FUND L.P.

BY: GRANITE GLOBAL VENTURES III L.L.C.

ITS: GENERAL PARTNER

By:	/s/ Stephen Hyndman
Stephen Hyndman
Attorney-in-Fact

GRANITE GLOBAL VENTURES III L.L.C.

By:	/s/ Stephen Hyndman
Stephen Hyndman
Attorney-in-Fact

/s/ Jixun Foo
Jixun Foo

/s/ Glenn Solomon
Glenn Solomon

/s/ Jenny Hong Wei Lee
Jenny Hong Wei Lee